   As filed with the Securities and Exchange Commission on September 27, 2001
                           Registration No. 333-68802


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               -------------------


                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                  PEOPLES OHIO FINANCIAL CORPORATION
                   -----------------------------------------
             (Exact name of registrant as specified in its charter)

                OHIO                                        6035                                      31-1795575
-------------------------------------         ----------------------------------                  --------------------
    (State or other jurisdiction                (Primary Standard Industrial                       (I.R.S. Employer
 of incorporation or organization)               Classification Code Number)                      Identification No.)


                             635 South Market Street
                                Troy, Ohio 45373
                                 (937) 339-5000
              -----------------------------------------------------
               (Address, including ZIP Code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

       MR. RONALD B. SCOTT                          JOHN C. VORYS, ESQ.
Peoples Ohio Financial Corporation               KIMBERLY J. SCHAEFER, ESQ.
     635 South Market Street                Vorys, Sater, Seymour and Pease LLP
         Troy, Ohio 45373                          221 East Fourth Street
                                                   Suite 2100, Atrium Two
                                                   Cincinnati, Ohio 45202

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective and all other conditions to the consummation of the transactions have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

     Title of each
  class of securities        Amount to be          Proposed maximum          Proposed maximum          Amount of
   to be registered           registered     offering price per unit(1)       aggregate price      registration fee
 ----------------------     ----------------   ------------------------      -----------------     ----------------
     Common Stock,         7,439,650 shares             $3.325                  $24,736,836          $6,184.21 (2)
      no par value         of Common Stock

------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) on the basis of the market value of a common share of Peoples Ohio Financial Corporation on August 28, 2001, as determined pursuant to Rule 457(c).

(2)      Previously paid with original filing.

                                    PART II

Item 21.          Exhibits and Financial Statement Schedules.
-------           ------------------------------------------

    Exhibit No.     Description
    -----------     -----------

          2 Agreement of Merger dated August 27, 2001, by and among Peoples Ohio Financial Corporation, Peoples Savings Bank of Troy and Peoples Merger Corp.

        3.1         Articles of Incorporation of Peoples Ohio Financial
                    Corporation

        3.2         Code of Regulations of Peoples Ohio Financial Corporation

          4 Articles Fourth and Sixth of the Articles of Incorporation of Peoples Ohio Financial Corporation and Articles One, Two and Four of the Code Regulations of Peoples Ohio Financial Corporation, defining the rights of Peoples Ohio Financial Corporation shareholders

          5 Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of the shares of Peoples Ohio Financial Corporation being registered

          8 Opinion of Vorys, Sater, Seymour and Pease LLP regarding the tax consequences of the merger

         13         Annual Report to Shareholders for the year ended June 30,
                    2001

         21         Subsidiaries of the Registrant

         22 Notice of Annual Meeting of Shareholders of Peoples Savings Bank of Troy

        23.1        Consent of BKD LLP

        23.2        Consent of KPMG LLP

        23.3        Consent of Vorys, Sater, Seymour and Pease LLP

        99.1        Form of Proxy for Peoples Savings Bank of Troy

        99.2        Peoples Savings Bank of Troy 2001 Stock Option and Incentive
                    Plan

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Ohio on September 24, 2001.


                                        Peoples Ohio Financial Corporation



                                        By:  /s/ Ronald B. Scott
                                             --------------------------------
                                             Ronald B. Scott,
                                             President and a Director


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons in the capacities and on the dates indicated.



By: /s/ Ronald B. Scott                 By:  /s/ Mark A. Douglas
    ------------------------------          ---------------------------------
     Ronald B. Scott,                       Mark A. Douglas, Treasurer
     President and a Director



Date:  September  24, 2001              Date:  September  24, 2001



By:  /s/ Donald Cooper                  By:  /s/ Richard W. Klockner
    ------------------------------          ---------------------------------
     Donald Cooper, Director                Richard W. Klockner, Director


Date:  September  24, 2001              Date:  September  24, 2001



By:  /s/ Thomas E. Robinson             By:  /s/ William J. McGraw, III
    ------------------------------          ---------------------------------
     Thomas E. Robinson, Director           William J. McGraw, III, Director


Date:  September  24, 2001              Date:  September  24, 2001



By:  /s/ James S. Wilcox
    ------------------------------
     James S. Wilcox, Director


Date:  September  24, 2001

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER  DESCRIPTION

   *2          Agreement of Merger dated August 27, 2001, by and             Included as Appendix A to the
               among Peoples Ohio Financial Corporation, Peoples             Prospectus/Proxy Statement
               Savings Bank of Troy and Peoples Merger Corp.

   *3.1        Articles of Incorporation of Peoples Ohio Financial
               Corporation

   *3.2        Code Regulations of Peoples Ohio Financial Corporation

   *4          Articles Fourth and Sixth of the Articles of Incorporation    Included in Exhibits 3.1 and 3.2
               of Peoples Ohio Financial Corporation and Articles One, Two
               and Four of the Code of Regulations of Peoples Ohio
               Financial Corporation, defining the rights of Peoples Ohio
               Financial Corporation shareholders


    *5 Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of the shares of Peoples Ohio Financial
               Corporation being registered

   *8 Opinion of Vorys, Sater, Seymour and Pease LLP regarding the tax consequences of the merger

    13         Annual Report to Shareholders for the year ended June 30,
               2001

   *21         Subsidiaries of the Registrant

   *22         Notice of Annual Meeting of Shareholders of Peoples Savings
               Bank of Troy

   *23.1       Consent of BKD LLP

   *23.2       Consent of KPMG LLP

   *23.3       Consent of Vorys, Sater, Seymour and Pease LLP                Included in Exhibit 5

   *99.1       Form of Proxy for Peoples Savings Bank of Troy

   *99.2       Peoples Savings Bank of Troy 2001 Stock Option and            Included as Appendix D to the
               Incentive Plan                                                Prospectus/Proxy Statement


* Previously filed.